Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 22, 2017, EnteroMedics Inc. (“EnteroMedics” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire all of the ownership interests of BarioSurg, Inc. (“BarioSurg”).  The aggregate merger consideration paid by the Company for all of the outstanding shares of capital stock and outstanding options of BarioSurg was: (i) 1.38 million shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), (ii) 1.0 million shares of newly created conditional convertible preferred stock, par value $0.01 per share, of the Company (“Company Preferred Stock”), which shares will convert into 5.0 million shares of Company Common Stock subject to and contingent upon the post-closing approval of the Company’s stockholders in accordance with the NASDAQ Stock Market Rules, and (iii) $2.0 million in cash.  At the closing of the Merger, 100,018 shares of Company Preferred Stock were deposited with an escrow agent to fund-post closing indemnification obligations of BarioSurg’s former stockholders.

The total consideration paid by the Company, preliminarily valued at $28.3 million, includes: (a) $2.0 million in cash paid from existing cash balances of EnteroMedics and (b) $26.3 million from the issuance of Company Common Stock and Company Preferred Stock.

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2017, and for the year ended December 31, 2016, combine the historical consolidated statements of operations of EnteroMedics and BarioSurg for those periods, giving effect to the transaction as if it had been consummated on January 1, 2016. The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with EnteroMedics considered as the accounting acquirer and BarioSurg as the accounting acquiree.  Accordingly, consideration paid by the Company to complete the transaction will be allocated to identifiable assets and liabilities of BarioSurg based on their estimated fair values as of the closing date of the transaction.  As of the date of the Form 8-K/A filing to which these Pro Forma Condensed Combined Financial Statements are attached (the “Form 8-K/A”), the Company has not completed the detailed valuation analysis necessary to arrive at the required estimates of the fair value of BarioSurg’s assets acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform BarioSurg’s accounting policies to EnteroMedics’ accounting policies. A final determination of the fair value of BarioSurg’s assets and liabilities, including intangible assets with both indefinite or definite lives, will be based on the actual net tangible and intangible assets and liabilities of BarioSurg that existed as of the closing date of the transaction and, therefore, cannot be made prior to the preparation of the financial statements of BarioSurg after closing. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The Company has prepared preliminary estimates of the fair value of BarioSurg’ s assets and liabilities based on discussions with BarioSurg’ s management, preliminary valuation analyses and due diligence which are reflected in the Unaudited Pro Forma Condensed Combined Financial Statements. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in differences from the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations and these differences may be material.

Assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial information (the “pro forma adjustments”) are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (1) directly attributable to the transaction; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results following the transaction. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the transaction occurred on the date indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the transaction.

These Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with:

•                  The unaudited condensed consolidated financial statements of the Company as of and for the three-month period ended March 31, 2017, as contained in its Quarterly Report on Form 10-Q filed on May 15, 2017;

•                  The audited consolidated financial statements of the Company as of and for the years ended December 31, 2016 and 2015, as contained in its Annual Report on Form 10-K filed on March 8, 2017;

•                  The audited financial statements of BarioSurg as of and for the years ended December 31, 2016 and 2015, included as Exhibit 99.1 of the Form 8-K/A; and

•                  The unaudited financial statements of BarioSurg as of and for the three months ended March 31, 2017, included as Exhibit 99.2 of the Form 8-K/A.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or any future cost savings from combined operations pursuant to the transaction. Although EnteroMedics believes that there may be integration costs and that cost savings will be realized following the transaction, there can be no assurance that these costs savings will be achieved in full or at all. In addition, the Unaudited Pro Forma Condensed Combined Statements of Operations do not include other one-time costs directly attributable to the transaction or professional fees incurred by EnteroMedics or BarioSurg as they are not expected to have a continuing impact on the combined company.

EnteroMedics Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2017

	Historical Bariosurg	Historical EnteroMedics	Acquisition & Financing Adjustments (1)	Note References	Proforma Combined
Sales	$	$40,040	$—		$40,040
Cost of goods sold		29,523	—		29,523
Gross profit	—	10,517	—		10,517
Operating expenses:
Selling, general and administrative	117,857	5,928,986	33,583	5a, 5f	6,080,426
Research and development	46,752	1,124,413	—		1,171,165
Total operating expenses	164,609	7,053,399	33,583		7,251,591
Operating loss	(164,609)	(7,042,882)	(33,583)		(7,241,074)
Other income (expense):
Interest income	—	100	—		100
Interest expense	—	—	—		—
Change in value of warrant liability	—	(323,130)	—		(323,130)
Other, net	—	(900)	—		(900)
Net loss	$(164,609)	$(7,366,812)	$(33,583)		$(7,565,004)
Net loss per share—basic and diluted		$(1.27)			$(1.06)
Shares used to compute basic and diluted net loss per share		5,788,282	1,380,684	5c	7,168,966

(1)         See Note 5 to the Unaudited Pro Forma Condensed Combined Financial Statements

EnteroMedics Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2016

	Historical Bariosurg	Historical EnteroMedics	Acquisition & Financing Adjustments (1)	Note References	Proforma Combined
Sales	$—	$786,660	$—		$786,660
Cost of goods sold	—	431,476	—		431,476
Gross profit	—	355,184	—		355,184
Operating expenses:
Selling, general and administrative	380,870	17,981,525	134,331	5a, 5f	18,496,726
Research and development	119,411	5,169,286	—		5,288,697
Total operating expenses	500,281	23,150,811	134,331		23,785,423
Operating loss	(500,281)	(22,795,627)	(134,331)		(23,430,239)
Other income (expense):
Interest income	—	5,837	—		5,837
Interest expense	—	(4,104,003)	—		(4,104,003)
Change in value of warrant liability	—	3,512,816	—		3,512,816
Other, net	(800)	20,133	—		19,333
Net loss	$(501,081)	$(23,360,844)	$(134,331)		$(23,996,256)
Net loss per share—basic and diluted		$(37.53)			$(11.98)
Shares used to compute basic and diluted net loss per share		622,431	1,380,684	5c	2,003,115

(1)         See Note 5 to the Unaudited Pro Forma Condensed Combined Financial Statements

EnteroMedics Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2017

	Historical Bariosurg	Historical EnteroMedics	Acquisition & Financing Adjustments (1)	Note References	Proforma Combined
ASSETS
Current assets:
Cash and cash equivalents	$388,864	$18,681,046	$(2,000,000)	5d	$17,069,910
Accounts receivable, net	—	68,153	—		68,153
Inventory	—	1,702,928	—		1,702,928
Prepaid expenses and other current assets	—	401,757	—		401,757
Total current assets	388,864	20,853,884	(2,000,000)		19,242,748
Property and equipment, net	—	171,598	—		171,598
Intangible assets, net	—	—	21,887,186	5a	21,887,186
Goodwill	—	—	6,133,033	4	6,133,033
Other assets	5,826	684,343	—		690,169
Total assets	$394,690	$21,709,825	$26,020,219		$48,124,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable and Accrued Expenses	$155,946	$3,717,506	$—		$3,873,452
Accrued interest payable	—	—	—		—
Total current liabilities	155,946	3,717,506	—		3,873,452
Common stock warrant liability	—	46,737	—		46,737
Total liabilities	155,946	3,764,243	—		3,920,189

Stockholders’ equity:
Preferred stock	394	—	9,608	5e	10,002
Common stock	1,500	69,069	12,307	5e	82,876
Additional paid-in capital	2,715,664	326,184,707	23,519,490	5e	352,419,861
Accumulated deficit	(2,478,814)	(308,308,194)	2,478,814	5e	(308,308,194)
Total stockholders’ equity	238,744	17,945,582	26,020,219		44,204,545
Total liabilities and stockholders’ equity	$394,690	$21,709,825	$26,020,219		$48,124,734

(1)         See Notes 4 and 5 to the Unaudited Pro Forma Condensed Combined Financial Statements

EnteroMedics Inc.,

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1 - Description of Acquisition

On May 22, 2017, EnteroMedics Inc. (“EnteroMedics” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire all of the ownership interests of BarioSurg, Inc. (“BarioSurg”).  The aggregate merger consideration paid by the Company for all of the outstanding shares of capital stock and outstanding options of BarioSurg was: (i) 1.38 million shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), (ii) 1.0 million shares of newly created conditional convertible preferred stock, par value $0.01 per share, of the Company (“Company Preferred Stock”), which shares will convert into 5.0 million shares of Company Common Stock subject to and contingent upon the post-closing approval of the Company’s stockholders in accordance with the NASDAQ Stock Market Rules, and (iii) $2.0 million in cash.  At the closing of the Merger, 100,018 shares of Company Preferred Stock were deposited with an escrow agent to fund post-closing indemnification obligations of BarioSurg’s former stockholders.

The shares of Company Common Stock issued at the closing of the Merger represent approximately 10.4% of the total outstanding shares of Company Common Stock immediately following the Merger. Subject to receipt of the required approval of the Company’s stockholders, the number of shares of Company Common Stock to be issued upon conversion of the shares of Company Preferred Stock represents approximately 37.6% of the total outstanding shares of Company Common Stock immediately following the Merger, on an as-converted basis. Collectively, the shares of Company Common Stock and Company Preferred Stock (assuming conversion of the Company Preferred Stock into Company Common Stock) to be issued in connection with the Merger will represent approximately 48.0% of the issued and outstanding capital stock of the Company following the Merger, on an as-converted basis. Shares of Company Preferred Stock were non-voting until the receipt of the required Company stockholder approval. Approval by the Company’s stockholders was not required in connection with the closing of the Merger and the issuance of shares of Company Common Stock in connection with the Merger. Under the terms of the Merger Agreement, the Company has agreed to use commercially reasonable efforts to call and hold a meeting of the Company’s stockholders to obtain the requisite approval for the conversion of the Company Preferred Stock into shares of Company Common Stock, for purposes of the NASDAQ Stock Market Rules, within 120 days after the date of the Merger Agreement and, if such approval is not obtained at that meeting, to obtain such approval at an annual or special stockholders meeting to be held at least every six months thereafter.

Note 2 - Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements are prepared in accordance with Article 8, rule 8-05, of the Securities and Exchange Commission Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the operating results of the combined company. The historical information of EnteroMedics and BarioSurg is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), except that it does not contain all of the footnote disclosures normally required by U.S. GAAP.

At this time, the Company is not aware of any material differences in accounting policy or classification between its financial statements and those of BarioSurg, however, the Company will continue to review BarioSurg’s accounting policies in an effort to determine whether any reclassification of amounts recorded by BarioSurg in its results of operations or in its statements of financial condition may be required.  As a result of that review, the Company may identify differences between the accounting policies and classifications of the two companies that, when conformed, could have a material impact on these Unaudited Pro Forma Condensed Combined Financial Statements.

Note 3 - Calculation of Preliminary Estimated Purchase Price and Transaction Financing

The acquisition was financed with (i) the issuance of 1.38 million shares of Company Common Stock, (ii) 1.0 million shares of  Company Preferred Stock, which shares will convert into 5.0 million shares of Company Common Stock subject to and contingent upon the post-closing approval of the Company’s stockholders in accordance with the NASDAQ Stock Market Rules, and (iii) $2 million in cash.  At the closing of the Merger, 100,018 shares of Company Preferred Stock were deposited with an escrow agent to fund-post closing indemnification obligations of BarioSurg’s former stockholders.  For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements the Company has preliminarily valued at $28.3 million all the consideration paid in conjunction with the acquisition, with $26.3 million representing the preliminary valuation of Company Common Stock and Company Preferred Stock.  The preliminary valuation of the Company Common Stock and Company Preferred stock took into account (i) the conversion ratio of the Company Preferred Stock, (ii) the average closing prices of

EnteroMedics’ common stock on the NASDAQ Stock Market on the date the transaction was announced and the three trading days following the announcement, and (iii) a discount for lack of marketability related to the shares issued in the transaction.

Note 4 - Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the total purchase price, which equals fair value, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition.

EnteroMedics has performed a preliminary estimate of the fair market value of BarioSurg’s tangible and intangible assets and liabilities. The table below represents management’s preliminary estimated fair value allocation of the total estimated consideration to BarioSurg’s tangible and intangible assets and liabilities as of March 31, 2017:

Total consideration	$28,258,963
Tangible net assets acquired	(238,744)
Identifiable intangible assets acquired	(21,887,186)
Consideration allocated to goodwill	$6,133,033

This preliminary estimated purchase price allocation has been used to prepare pro forma adjustments in these Unaudited Pro Forma Condensed Combined Financial Statements. Upon completion of the fair value assessment after the closing, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of assets and liabilities that are made within the measurement period, which will not exceed one year from the closing, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 5 - Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges directly attributable to the acquisition that will arise in subsequent periods. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments.

(a) Tangible and Intangible Assets — Fair Value Adjustments

The preliminary valuation identified intangible assets consisting of In Process research and development, covenant not to compete and trademarks/tradenames. The fair value of acquired intangible assets was estimated by management at $21,887,186. The calculation of these fair values is preliminary and subject to change. The following table summarizes the estimated fair values of BarioSurg’s identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization:

			Amortization Expense
	Estimated Fair Value	Estimated Useful Life in Years	Three Months Ended March 31, 2017	Year Ended December 31, 2016
In Process Research & Development	$20,720,939	n/a	$—	$—
Covenant not to compete	75,884	3	6,324	25,295
Trademarks/tradenames	1,090,363	10	27,259	109,036
Other
Pro forma adjustments to intangible assets	$21,887,186		$33,583	$134,331

Under generally accepted accounting principles, in process research and development is tested annually for impairment, but amortization is not commenced until the underlying product is fully developed.

(b) Income Tax Expense/Benefit

The Pro Forma Unaudited Statement of Operations do not reflect an adjustment to income tax expense/benefit for any of the periods presented because the combined operations generated a loss. No deferred income tax asset is recorded because the accounting criteria to record such assets has not been met.

(c) Loss per Share

Reflects an adjustment to increase basic and diluted weighted average shares for the issuance of 1,380,684 common shares as of the closing of the date of the Merger Agreement.  Company Preferred Stock issued as part of the consideration for the transaction are not included as they would be anti-dilutive.

(d) Cash

Represents adjustment related to $2.0 million of cash paid as part of the consideration related to the transaction:

(e) Stockholders’ Equity

Reflects the issuance of 1.38 million shares of Company Common Stock, par value $0.01 per share, and 1.0 million shares of Company Preferred Stock, par value $0.01 per share, together valued at approximately $26.3 million at closing.  Additionally, reflects the elimination of the historical preferred stock, common stock, additional paid-in capital and accumulated deficit of BarioSurg of $394, $1,500, $2.7 million, and $2.5 million, respectively, at closing.

(f) Summary of Pro Forma Adjustments Affecting Selling, General and Administrative Expenses

The table below summarizes all the pro forma entries, outlined above, that affect Selling, General and Administrative Expenses for the three months ended March 31, 2017 and the twelve months ended December 31, 2016:

	Three Months Ended March 31, 2017	Year Ended December 31, 2016

Selling, General and Administrative Expenses
Add:
Amortization expense	$33,583	$134,331